UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 1, 2008

EMPIRE WATER CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of	(Commission File No.)
incorporation)

25 Orchard Road
Lake Forest, California 92630
(Address of principal executive offices and Zip Code)

(949) 768-1600
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.02      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     In August 2008, we paid $548,250 to California Portland Cement Company to acquire 219 acre feet of water annually from Meeks & Daley Water Company located in southern California. Our ownership interest is evidenced by 21,390 shares of Meeks & Daley Water Company. On December 1, 2008, we completed the purchase from the California Portland Cement Company of the 21,930 shares in the Meeks and Daley Water Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 8th day of December, 2008.

EMPIRE WATER CORPORATION

BY:	PETER L. JENSEN
Peter L. Jensen
Principal Financial Officer